UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2009

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 31, 2009, the Company received written consent from Wells Fargo Bank under the Company’s Credit and Security Agreement permitting the Company

(i)            to make an additional investment of up to $2.5 million in Illinois Corn Processing, LLC in order to fund one-half of the restart and replacement cost of the steam boiler located at the Pekin, Illinois plant now owned by Illinois Corn Processing, LLC;

(ii)           to prepay all of its indebtedness owed to the Cloud L. Cray, Jr. Trust (“Cray Trust”) under a secured subordinated promissory note dated March 27, 2009;

(iii)          to prepay all of its indebtedness owed to the Union Pacific Railroad Company (“UPRC”) under a promissory note dated May 4 2009.

Wells Fargo Bank also consented to the modifications to the Company’s annual cash incentive plan that were described in the Company’s previously filed 8-K dated November 11, 2009.

Item 1.02               Termination of Material Definitive Agreements.

On December 21, 2009, the Company paid $2,102,139.27 to the Cray Trust in full payment of all amounts remaining due on its note to the Cray Trust.

On December 21, 2009, the Company paid $450,452.04 to the UPRC in full payment of its note to the UPRR..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: January 7, 2010	By:	/s/ Timothy W. Newkirk
Timothy W. Newkirk
President and Chief Executive Officer